Exhibit 99.1

                  GENCORP REPORTS 2006 FIRST QUARTER RESULTS

    SACRAMENTO, Calif., April 10 /PRNewswire-FirstCall/ -- GenCorp Inc. (NYSE: GY) today reported results for the quarter ended February 28, 2006.

    Sales for the first quarter 2006 totaled $128.7 million, down $11.2 million compared to $139.9 million in the first quarter 2005. The decrease primarily reflects lower volume on the Titan contract in the Company's Aerospace and Defense business.

    The loss from continuing operations before cumulative effect of a change in accounting principle for the first quarter 2006 was $14.4 million ($0.26 per share), compared to a loss of $30.0 million ($0.55 per share) for the first quarter 2005, which included a pre-tax charge of $18.1 million associated with the Company's recapitalization completed in the first quarter 2005.

    "Aerojet received a number of contract awards in the first quarter of 2006, contributing to the backlog growth. We believe that Aerojet's recent success in winning new programs, as well as growth in many of its existing programs, will offset much of the decline in Atlas(R) V and Titan sales from 2005," said Terry Hall, chairman, president and chief executive officer. "We believe going forward, Aerojet is well-positioned to participate in NASA's space exploration initiatives for both manned and unmanned missions."

    Regarding the Company's real estate holdings, Hall noted, "The Company has a unique and valuable asset in the 12,600 acres or 20 square miles of land it owns in the Sacramento metropolitan market. With approximately half of our property currently in the entitlement process, we believe we are well- positioned to take advantage of the 20% growth in new home starts in our market over the next ten years, as forecasted by the Sacramento Area Council of Governments."

    Operations Review

    Aerospace and Defense Segment
    -----------------------------
    First quarter sales decreased 8% to $127.2 million compared to $138.2 million in the first quarter 2005. As noted above, the decrease primarily reflects lower volume on the Titan contract.

    First quarter segment performance was a loss of $0.5 million compared to income of $1.6 million in the first quarter 2005. Excluding the impact of employee retirement benefit plan expense, segment performance for the first quarter 2006 was $8.2 million, compared to $10.2 million in the first quarter 2005. The change in segment performance compared to 2005 is primarily due to overall lower sales volume, and in particular, the effect of the completion of our launch support activities on the long running fixed price Titan production contract which generated a high margin. Segment performance, which is a non-GAAP financial measure, is defined in the Operating Segment Information table included in this release.

    During the quarter, Aerojet received contract awards/funding on the Standard Missile, Advanced 2nd and 3rd Stages for the next generation ICBM, TOW Bunkerbuster, the Non Line of Sight Precision Attack Missile, HyFly and Minuteman programs. Aerojet also performed well on its existing missile defense contracts, including a successful flight test of the Ground Based Missile Defense System, further validating Aerojet hardware on the eleven missiles currently deployed and operational.

    As of February 28, 2006, contract backlog was $742 million compared to $696 million as of November 30, 2005. Funded backlog, which includes only the amount for which money has been directly authorized by the U.S. Congress, or for which a purchase order has been received from a commercial customer, was $549 million as of February 28, 2006, compared to $498 million on November 30, 2005. Overall backlog growth reflects contract and funded awards in excess of sales on both production and development programs.

    Real Estate Segment
    No real estate assets were sold in either the first quarter 2006 or 2005. Sales for the first quarter 2005 and 2006 consist of rental property operations. Segment performance was $0.8 million in the first quarter 2006 compared to $1.0 million in the first quarter 2005.

    During the quarter, the Company continued its efforts to secure entitlements on its Sacramento land that are expected to significantly increase its value. GenCorp currently has approximately 6,400 acres, or 10 square miles, in the re-zoning process in multiple jurisdictions.

    The 2,700-acre Rio Del Oro project, located in the City of Rancho Cordova, originally expected to be approved in late 2006, has slipped by several months primarily due to a delay in the City's processing of the required Environmental Impact Review (EIR). The City is also working on information necessary to initiate the EIR for the Company's adjacent 1,650-acre Westborough project.

    Environmental impact analysis is also ongoing with the County of Sacramento related to the Company's 1,400-acre Glenborough project.

    "The re-zoning and entitlement process in California is complex and subject to many factors outside the Company's control," said Mr. Hall. "We continue to work closely with the City of Rancho Cordova and the County of Sacramento on the various phases of the federal and state environmental impact reviews. Assuming no further delays occur, we look forward to entitlement of both our Rio Del Oro project and our Glenborough project in 2007."

    Additional Information
    Retirement benefit plan expense, which is mostly non-cash, decreased to $11.0 million in the first quarter 2006 from $11.9 million in the first quarter 2005. The decrease is primarily related to lower amortization of unrecognized losses.

    Corporate and other expenses increased to $5.5 million in the first quarter 2006 from $4.1 million in the first quarter 2005. The increase primarily reflects higher expenses related to the annual election of the board of directors.

    Interest expense decreased to $6.3 million in the first quarter 2006 from $7.1 million in the first quarter 2005. The decrease reflects lower average debt and interest rates.

    Total debt decreased to $443.3 million at February 28, 2006 from $443.9 million at November 30, 2005. The cash balance at February 28, 2006 was $50.4 million compared to $91.7 million at November 30, 2005. Total debt less cash increased from $352.2 million at November 30, 2005 to $392.9 million as of February 28, 2006. The $40.7 million increase resulted primarily from (i) cash used by the Aerospace and Defense segment, including capital expenditures; (ii) interest payments; (iii) costs associated with legacy business matters, including costs related to postretirement plans; (iv) corporate expenses; and
(v) payment of liabilities accrued as of November 30, 2005 related to the sale of the Fine Chemicals business, including accrued transaction costs. As of February 28, 2006, the Company's $80 million revolving credit facility was unused. During the second quarter 2006, the Company will be issuing $35 million
- $42 million of additional letters of credit related to environmental obligations, of which $18 million - $25 million will be issued under the credit facility, reducing available borrowing capacity.

    Forward-Looking Statements
    This release may contain certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such statements in this release and in subsequent discussions with the Company's management are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein and in subsequent discussions with the Company's management that are not clearly historical in nature are forward-looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. A variety of factors could cause actual results or outcomes to differ materially from those expected and expressed in the Company's forward-looking statements. Some important risk factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements include, but are not limited to, the following:

    -- cancellation or material modification of one or more significant contracts;
    -- future reductions or changes in U.S. government spending;
    -- failure to comply with regulations applicable to contracts with the
       U.S. government;
    -- product failures, schedule delays or other problems with existing or new products and systems or cost-overruns on the Company's fixed-price contracts;
    -- significant competition and the Company's inability to adapt to rapid technological changes;
    -- the release or explosion of dangerous materials used in the Company's businesses;
    -- disruptions in the supply of key raw materials and difficulties in the supplier qualification process, as well as increases in the prices of raw materials;
    -- reduction in airbag propellant volume;
    -- a strike or other work stoppage or the Company's inability to renew collective bargaining agreements on favorable terms;
    -- the loss of key employees and shortage of available skilled employees to achieve anticipated growth;
    -- environmental claims related to the Company's current and former businesses and operations;
    -- the possibility that the environmental and other government regulations that impact the Company become more stringent or subject the Company to material liability in excess of its established reserves;
    -- requirements to provide guarantees and/or letters of credit to financially assure the Company's environmental obligations;
    -- changes in economic and other conditions in the Sacramento County, California real estate market or changes in interest rates affecting real estate values in that market;
    -- the Company's limited experience in real estate activities and the ability to execute its real estate business plan, including the Company's ability to obtain all necessary zoning, land use and environmental approvals;
    -- the cost of servicing the Company's debt and compliance with financial and other covenants;
    -- effects of changes in discount rates and returns on plan assets of defined benefit pension plans could require the Company to increase its shareholders' deficit;
    -- fluctuations in sales levels causing the Company's quarterly operating results to fluctuate;
    -- additional costs related to the Company's recent divestitures;
    -- costs and time commitment related to acquisition activities;
    -- inability to effectively and efficiently implement the necessary initiatives to eliminate the material weakness we reported in our internal controls over financial reporting as of November 30, 2005; and
    -- those risks detailed from time-to-time in the Company's reports filed with the SEC.

    This list of factors that may affect future performance and the accuracy of forward-looking statements are illustrative, but by no means exhaustive. These and other factors are described in more detail in the Company's Annual Report on Form 10-K for the year ended November 30, 2005 and in the Company's subsequent filings with the SEC. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All such risk factors are difficult to predict, contain material uncertainties that may affect actual results and may be beyond the Company's control. The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

    About GenCorp
    GenCorp is a leading technology-based manufacturer of aerospace and defense products and systems with a real estate business segment that includes activities related to the entitlement, sale, and leasing of the Company's excess real estate assets. Additional information about the Company can be obtained by visiting the Company's web site at http://www.GenCorp.com.

    /CONTACT: investors, Yasmin Seyal, senior vice president and chief financial officer, +1-916-351-8585, or Linda Cutler, vice president, corporate communications +1-916-351-8650, both of GenCorp Inc./
    /Web site:  http://www.gencorp.com /

Consolidated Statements of Operations
GenCorp Inc.

                                                    Three Months Ended
                                                ---------------------------
(Dollars in millions, except                    February 28,   February 28,
 per-share amounts)                                2006           2005
---------------------------------------------   ------------   ------------
                                                       (Unaudited)
Net sales                                       $      128.7   $      139.9
Costs and expenses:
  Cost of products sold                                121.8          130.3
  Selling, general and administrative                    8.0            7.5
  Depreciation and amortization                          6.5            6.7
  Other (income) expense, net                           (0.1)           0.2
  Interest expense                                       6.3            7.1
  Unusual items                                           --           18.1
Loss from continuing operations before
 income taxes and cumulative effect of
 a change in accounting principle                      (13.8)         (30.0)
  Income tax provision                                   0.6             --
Loss from continuing operations before
 cumulative effect of a change in
 accounting principle                                  (14.4)         (30.0)
  Loss from discontinued operations,
   net of income taxes                                  (0.9)          (1.4)
Loss before the cumulative effect of
 a change in accounting principle                      (15.3)         (31.4)
  Cumulative effect of a change in
   accounting principle, net of income taxes            (0.7)            --
Net loss                                        $      (16.0)  $      (31.4)
Loss Per Share of Common Stock
Basic and Diluted:
  Loss per share from continuing operations
   before cumulative effect of a change in
   accounting principle                         $      (0.26)  $      (0.55)
  Loss per share from discontinued operations          (0.02)         (0.03)
  Loss per share from cumulative effect of
   a change in accounting principle, net of
   income taxes                                        (0.01)            --
  Net loss per share                            $      (0.29)  $      (0.58)
  Weighted average shares of common
   stock outstanding                                    55.1           54.2

Operating Segment Information
GenCorp Inc.

                                                    Three Months Ended
                                                ---------------------------
                                                February 28,   February 28,
(Dollars in millions)                               2006           2005
---------------------------------------------   ------------   ------------
                                                       (Unaudited)
Net Sales:
  Aerospace and Defense                         $      127.2   $      138.2
  Real Estate                                            1.5            1.7
    Total                                       $      128.7   $      139.9

Segment Performance:
Aerospace and Defense
  Segment performance before retirement
   benefit plan expense                         $        8.2   $       10.2
  Retirement benefit plan expense                       (8.7)          (8.6)
  Aerospace and Defense                                 (0.5)           1.6
Real Estate                                              0.8            1.0
    Total                                       $        0.3   $        2.6

                                                    Three Months Ended
                                                ---------------------------
                                                February 28,   February 28,
(Dollars in millions)                              2006            2005
---------------------------------------------   ------------   ------------
                                                       (Unaudited)
Reconciliation of segment performance to loss
 from continuing operations before income
 taxes and cumulative effect of a change in
 accounting principle:
  Segment Performance                           $        0.3   $        2.6
  Interest expense                                      (6.3)          (7.1)
  Corporate retirement benefit plan expense             (2.3)          (3.3)
  Corporate and other expenses                          (5.5)          (4.1)
  Unusual items                                           --          (18.1)
Loss from continuing operations before
 income taxes and cumulative effect of
 a change in accounting principle               $      (13.8)  $      (30.0)

    The Company evaluates its operating segments based on several factors, of which the primary financial and performance measure is segment performance. Segment performance represents net sales from continuing operations less applicable costs, expenses, and provisions for unusual items relating to operations. Segment performance excludes corporate income and expenses, provisions for unusual items not related to the operations, interest expense, and income taxes. The Company believes that segment performance provides information useful to investors in understanding its underlying operational performance. Specifically, the Company believes the exclusion of the items listed above permits an evaluation and a comparison of results for ongoing business operations, and it is on this basis that management internally assesses the performance of its segments.

Condensed Consolidated Balance Sheets
GenCorp Inc.

                                                February 28,   November 30,
(Dollars in millions)                              2006           2005
---------------------------------------------   ------------   ------------
                                                 (Unaudited)
Assets
Current assets
Cash and cash equivalents                       $       50.4   $       91.7
Accounts receivable                                     73.8           82.1
Inventories                                             73.2           57.5
Recoverable from U.S. government and
 other third parties for environmental
 remediation costs                                      31.9           24.6
Prepaid expenses and other                              23.5           24.7
Total current assets                                   252.8          280.6

Noncurrent assets
Property, plant and equipment, net                     137.3          140.2
Recoverable from U.S. government and
 other third parties for environmental
 remediation costs                                     162.6          171.4
Prepaid pension asset                                  222.5          233.2
Goodwill                                               102.0          102.0
Intangible assets                                       27.1           27.5
Other noncurrent assets, net                            98.2          102.5
Total noncurrent assets                                749.7          776.8
Total assets                                    $    1,002.5   $    1,057.4

Liabilities and shareholders' deficit
Current liabilities
Short-term borrowings and current
 portion of long-term debt                      $        1.1   $        1.4
Accounts payable                                        30.4           57.1
Reserves for environmental remediation                  58.8           51.7
Income taxes payable                                     6.4            5.9
Postretirement medical and life benefits                11.8           11.9
Other current liabilities                              145.1          142.5
Liabilities of discontinued operations                   1.8            1.9
Total current liabilities                              255.4          272.4

Noncurrent liabilities
Convertible subordinated notes                         291.2          291.2
Senior subordinated notes                               97.5           97.5
Other long-term debt, net of current portion            53.5           53.8
Reserves for environmental remediation                 203.0          216.3
Postretirement medical and life benefits               132.9          137.9
Other noncurrent liabilities                            52.6           61.0
Total noncurrent liabilities                           830.7          857.7
Total liabilities                                    1,086.1        1,130.1
Total shareholders' deficit                            (83.6)         (72.7)
Total liabilities and shareholders' deficit     $    1,002.5   $    1,057.4

SOURCE  GenCorp Inc.
    -0-                             04/10/2006